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EXHIBIT 10.02

Global Macro Trust
(A Delaware Business Trust)

WHOLESALING AGREEMENT

                                , 2003

[ADDRESS]

Dear Sirs:

        Millburn Ridgefield Corporation, a Delaware corporation (the "Managing Owner"), has caused the formation of a business trust pursuant to the Delaware Statutory Trust Act (the "Delaware Act") under the name, Global Macro Trust (the "Trust"), for the purpose of engaging in speculative trading of futures and forward contracts, options on futures and forward contracts and other commodity interests, implementing the systematic trading methods of the Managing Owner. The Trust is engaged in a public offering of units of beneficial interest in the Trust (the "Units") through UBS Financial Services Inc. (the "Selling Agent"), on a best-efforts basis pursuant to the Selling Agreement dated as of April 1, 2002 among the Managing Owner, the Selling Agent, and the Trust (the "Selling Agreement"), a copy of which has been furnished to you. In connection with the public offering, the Trust has filed with the United States Securities and Exchange Commission (the "SEC"), pursuant to the United States Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-1 to register the Units (Reg. No. 333-            ) which became effective on                        , and as part thereof a prospectus (which registration statement, together with all amendments thereto, shall be referred to herein as the "Registration Statement" and which prospectus together with all amendments and supplements thereto in the forms filed with the SEC pursuant to Rule 424 under the Act shall be referred to herein as the "Prospectus"). Other selling agents, including those introduced by                         ("Wholesaler") to us (the "Additional Selling Agents" and together with the Selling Agent, the "Selling Agents"), may be selected by the Managing Owner with the consent of the Selling Agent. We confirm our agreement with you as follows.

1.     Appointment And Undertakings Of The Wholesaler

        (a)   Subject to the terms and conditions set forth in this Agreement, the Wholesaler is hereby appointed, and hereby accepts such appointment, as one of the Trust's wholesalers to identify and introduce to us one or more Additional Selling Agents.

        (b)   The Wholesaler agrees to use diligent efforts to identify and introduce to us one or more Additional Selling Agents, each of which shall agree to offer and sell the Units on a best-efforts basis without any commitment on the Additional Selling Agent's part to purchase any Units pursuant to an Additional Selling Agent Agreement and, so long as this Agreement and the relevant Additional Selling Agent Agreements remain in effect, to use diligent efforts to assist the Additional Selling Agents with the performance of their obligations as provided herein.

        (c)   The Wholesaler covenants and agrees to wholesale Units through registered broker-dealers which are member of the National Association of Securities Dealers, Inc. ("NASD") and which have signed Additional Selling Agent Agreements. The Wholesaler's wholesaling activities will consist primarily of introducing Additional Selling Agents to the Trust, providing information concerning the Trust to such Additional Selling Agents and assisting such Additional Selling Agents in providing additional services on an ongoing basis to Unitholders.

        (d)   The Wholesaler shall comply fully with all applicable laws, and the rules and interpretations of the NASD, the SEC, the Commodity Futures Trading Commission ("CFTC"), state securities administrators and any other regulatory body. The Wholesaler shall under no circumstances engage in any activities hereunder in any jurisdiction (i) in which the Managing Owner has not informed the Wholesaler that counsel's advice has been received that the Units are qualified for sale or are exempt under the applicable securities or Blue Sky laws thereof or (ii) in which the Wholesaler may not lawfully engage.

        (e)   The Wholesaler has received a copy of the Prospectus and a copy of the Registration Statement as amended to the date hereof.

        (f)    The Wholesaler further acknowledges, and agrees to assist each Additional Selling Agent introduced by it (references hereafter in this Agreement, except Sections 7 and 9, to Additional Selling Agent(s) shall mean only those Additional Selling Agent(s) introduced to us by the Wholesaler) with the provision of additional services, on an ongoing basis, to Unitholders, including, but not be limited to: (i) inquiring of the Managing Owner from time to time, at the request of Additional Selling Agents or Unitholders, as to the Net Asset Value of a Unit, (ii) inquiring of the Managing Owner from time to time, at the request of the Additional Selling Agents or Unitholders, regarding the commodities markets and the Trust, (iii) assisting, at the request of the Managing Owner, in the redemption of Units sold by the Additional Selling Agents, and (iv) providing such other services to the Additional Selling Agents or owners of Units as the Managing Owner may, from time to time, reasonably request.

        (g)   The Wholesaler (i) acknowledges that, other than as set forth herein, it is not authorized to act as agent of the Managing Owner or the Trust in any connection or transaction and (ii) agrees not to so act or to purport to so act.

2.     Compensation

        (a)   In consideration for the Wholesaler performing the obligations under this Agreement, the Managing Owner shall pay the Wholesaler, from the Managing Owner's own funds, a selling commission of    % of the subscription value of the Unit(s) sold by each Additional Selling Agent (it being understood that the Managing Owner shall pay each Additional Selling Agent's share of selling commission, ongoing compensation or installment selling commissions directly to such Additional Selling Agent in accordance with the applicable Additional Selling Agent Agreement); provided, however, that in respect of subscriptions which (with respect to a single investor, in the aggregate) equal or exceed $500,000, such selling commission shall be    of the subscription value of the Units sold by each Additional Selling Agent. Such commissions will be paid in respect of each subscription as promptly as practicable after each month-end closing.

        (b)   The Wholesaler shall receive ongoing compensation, payable monthly by the Managing Owner, of    of 1% (a    % annual rate) of the month-end Net Asset Value of the Units sold by a Registered Representative of an Additional Selling Agent which remain outstanding for more than twelve months (including the month as of the end of which such Unit is redeemed) assuming (i) the continued registration of the Wholesaler with the CFTC as a futures commission merchant or introducing broker and continued membership with the National Futures Association ("NFA") in such capacity and (ii) the Wholesaler's compliance with the additional requirements described in Subsection 1 (d), registration of Wholesaler's registered representatives with the CFTC and compliance with applicable proficiency requirements by either passing the Series 3 National Commodity Futures Exam or the Series 31 exam and provision of the additional services described in Subsection 1(f); provided, however, that with respect to subscriptions which (in respect of a single investor, in the aggregate) equal or exceed $500,000, the ongoing compensation with respect to such Units shall be equal to a    % annual rate. Such ongoing compensation shall begin to accrue with respect to each Unit only after the end of the twelfth full month after the sale of such Unit. Such ongoing compensation will be paid by the Managing Owner from its own funds. For purposes of determining when ongoing compensation should begin to accrue, Units shall not be deemed to be sold until the day Units are issued, and in either case not the day when subscriptions are accepted by the Managing Owner or subscriptions funds are received by the Trust.

        (c)   With respect to Units sold to participants in an Additional Selling Agent's "wrap account" program and which participate in such program, the Wholesaler shall not receive a selling commission but shall receive ongoing compensation, payable monthly by the Managing Owner, of    of 1% of the month-end Net Asset Value of such Units (a     % annual rate); provided that the Wholesaler meets the eligibility requirements to receive ongoing compensation set forth in items (i) and (ii) of Subsection 2(b) above (it being understood that the Managing Owner shall pay the Additional Selling Agent's administrative fee directly to such Additional Selling Agent). Such ongoing compensation shall begin to accrue as of the first calendar month-end following the sale of a Unit.

        (d)   The Managing Owner may, in its sole discretion, reimburse the Wholesaler for certain expenses reasonably incurred by the Wholesaler in connection with the performance of its obligations hereunder. Any such expense reimbursement, when aggregated with the selling commissions, installment selling commissions, administrative fees paid to non-CFTC qualified Additional Selling Agents that have sold Units to participants in such Additional Selling Agents' "wrap account" programs, and any other expense reimbursements to Additional Selling Agents paid in respect of the sale of Units by Additional Selling Agents, shall not exceed 9.5% of the subscription price of such Units.

        Furthermore, the Managing Owner shall not compensate the Wholesaler unless the Wholesaler is legally qualified and permitted to receive such compensation.

        If the Wholesaler (or its registered representatives) is not qualified to receive ongoing compensation as set forth above or does not provide the additional services described above in Subsection 1(f), the Managing Owner will pay the Wholesaler installment selling commissions at the same rate as in the case of ongoing compensation, but the sum of such installment selling commissions, the initial selling commission paid to the Wholesaler and each Additional Selling Agent, installment selling commissions paid to Additional Selling Agents, and administrative fees paid to each non-CFTC qualified Additional Selling Agent in respect of sales of Units to participants in such Additional Selling Agent's "wrap account" program, which Units participate in such program, is limited in amount, pursuant to applicable NASD policy, to 9.5% of the initial subscription price of the Units sold by each Additional Selling Agent.

        (e)   Notwithstanding any other provision of this Agreement to the contrary, the Managing Owner shall have sole discretion to accept or reject any subscription for the Units in whole or in part.

        (f)    The Managing Owner agrees to make all payments to the Wholesaler pursuant to Subsections 2(b) and (c) within 15 business days following the end of each month in which compensation is earned.

3.     Representations And Warranties Of The Managing Owner

        (a)   The Managing Owner, on behalf of the Trust, represents and warrants to the Wholesaler that:

            (i)  The Trust is duly organized and validly existing as a statutory trust under the laws of the State of Delaware, and has full power and authority under its Declaration of Trust and Trust Agreement, as amended, to conduct its business to be conducted as described in the Registration Statement and Prospectus and to issue, sell and deliver the Units.

           (ii)  The Trust has all federal and state government and regulatory approvals and licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to conduct its business to be conducted, all as described in the Registration Statement and Prospectus.

        (b)   The Managing Owner represents and warrants to the Wholesaler that:

            (i)  It is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware has full corporate power to perform its obligations and enter into the transactions described in the Registration Statement and Prospectus, as the same may be amended or supplemented. All the present principals of the Managing Owner are identified as such in the Registration Statement and Prospectus.

           (ii)  It has all federal and state governmental and regulatory, approvals and commodity exchange licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and Prospectus (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership as a commodity pool operator in NFA), and the performance of such actions will not violate or result in a breach of any provision of its articles of incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it.

4.     Representations And Warranties Of The Wholesaler

        The Wholesaler represents and warrants to the Trust and the Managing Owner:

            (i)  The Wholesaler is a corporation duly organized and validly existing and in good standing under the laws of the State of            is a member in good standing of the NASD and has full power and authority to act as selling agent in the manner contemplated by this Agreement. It is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect its ability to perform its obligations hereunder.

           (ii)  The Wholesaler is registered with the CFTC as an introducing broker and is a member in good standing of NFA.

          (iii)  The Wholesaler is in good standing and in compliance with all applicable broker-dealer registration requirements in the places where it engages in the activities contemplated herein and all such laws and applicable rules and regulations of the NASD and other self-regulatory organizations.

          (iv)  In particular, and not by way of limitation, the Wholesaler represents and warrants that it is familiar with NASD Conduct Rule 2810 and that it will comply fully with all the terms thereof to the extent NASD Conduct Rule 2810 applies to the conduct contemplated herein.

           (v)  The Wholesaler and its representatives have all required federal and state governmental and regulatory approvals and licenses and have effected all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business and to perform their obligations under this Agreement. The performance of the obligations of the Wholesaler under this Agreement will not violate or result in a breach of any provisions of its articles of incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it.

5.     Covenants Of The Managing Owner

        (a)   The Managing Owner will notify the Wholesaler immediately (i) when any amendment to the Registration Statement shall have become effective and (ii) of the issuance by the SEC, CFTC or any other Federal or state regulatory body of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the CFTC registration or NFA membership of the Managing Owner as a commodity pool operator, or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

        (b)   The Managing Owner will deliver to the Wholesaler as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Wholesaler may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

        (c)   The Managing Owner will furnish to the Wholesaler a reasonable number of copies of any amendment or amendments of, or supplement or supplements to, the Prospectus which will amend or supplement the Prospectus.

        (d)   The Managing Owner shall mail to Unitholders of the Trust whose Units were sold by Additional Selling Agents, at least once within 13 months of the initial sale of Units to such Unitholders, a letter which will include a disclosure of the availability of the Wholesaler to provide the services described in Subsection 1(f) which will include the Wholesaler's toll free phone number. The language of such disclosure shall be approved by the Wholesaler prior to its use.

6.     Indemnification

        (a)   The Managing Owner agrees to indemnify and hold harmless the Wholesaler against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions do not arise out of or are not based upon any action or omission of the Wholesaler constituting negligence, misconduct, or violation of this Agreement or applicable laws or regulations.

        (b)   The Wholesaler agrees to indemnify and hold harmless the Trust and the Managing Owner to the same extent as the foregoing indemnity from the Managing Owner set forth in Subsection (a) of this Section 6 (and, in the case of the Managing Owner, for any indemnity paid by the Managing Owner pursuant to Subsection (a) of this Section 6), but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon acts or omissions of the Wholesaler constituting negligence, misconduct or violation of this Agreement or applicable laws or regulations.

        (c)   Notwithstanding any other provision of this Agreement, indemnification of the Managing Owner or its controlling persons by the Trust shall be permitted only to the extent permitted by the Trust's Declaration of Trust and Trust Agreement, as amended.

        (d)   Any party which proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 6 notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, and the omission so to notify such indemnifying party of any such action, suit or proceeding shall relieve it from any liability which it may have to any indemnified party under this Section 6 to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 6. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

        (e)   The exculpation provisions of the Trust's Declaration of Trust and Trust Agreement shall not relieve the Managing Owner or its principals from any liability they may have or incur to the Trust under this Agreement.

7.     Relationship Of Wholesalers, Additional Selling Agents And The Managing Owner

        The obligations of each of the Wholesaler and the Additional Selling Agents are several and not joint. Nothing herein contained shall constitute the Wholesaler and the Additional Selling Agents, or any of them, as an association, partnership, unincorporated business or other separate entity. The Managing Owner and the Trust shall be under no liability to the Wholesaler except for lack of good faith and for obligations expressly assumed by the Managing Owner and the Trust in this Agreement.

8.     Termination

        (a)   This Agreement shall terminate on the earlier of (i) the    anniversary date hereof, (ii) the termination of the Selling Agreement or offering of the Units or (iii) by the Wholesaler or the Managing Owner, without notice, upon breach by the Managing Owner or the Wholesaler, as the case may be, of, or non-compliance by the Managing Owner or the Wholesaler, as the case may be, with, any material term of this Agreement.

        (b)   Notwithstanding Subsection 8(a)(i) above, the Managing Owner may renew this Agreement, upon the terms set forth herein, for successive one-year terms by giving the Wholesaler notice of its intent to renew at least 30 days before the date that is    months from the    anniversary date hereof. If the Managing Owner notifies the Wholesaler of its intent to renew, this Agreement shall renew for a one-year term commencing on the date that is            from the anniversary date hereof unless the Wholesaler gives the Managing Owner notice of its intent not to renew at least 15 days before the applicable renewal date, in which case this Agreement will terminate on the initial termination date hereof or the anniversary date of such date, as applicable.

        (c)   The termination of this Agreement for any reason shall not affect (i) the obligation of the Managing Owner to pay selling commissions accrued prior to the termination hereof, (ii) the ongoing obligations of the Managing Owner to pay ongoing compensation or installment selling commissions in respect of Units sold by Additional Selling Agents prior to the termination hereof, provided, with respect to ongoing compensation, Wholesaler remains registered with the CFTC and provides the additional services set forth in Subsection 1(f) above, and provided further that Wholesaler may otherwise lawfully receive such compensation, (iii) the Wholesaler's obligations under the second sentence of Section 7 hereof or (iv) the indemnification obligations under Section 6 hereof. In the event this Agreement is terminated pursuant to Subsection 8(a)(iii), the Managing Owner may withhold accrued but unpaid selling commissions and ongoing compensation or installment selling commissions due the Wholesaler until the Managing Owner has been put in the same financial position as it would have been in absent such breach or non-compliance.

9.     Confidentiality

        (a)   The Managing Owner hereby covenants and agrees that under no circumstances will it solicit any selling agent to become an Additional Selling Agent whose name became known to the Managing Owner in connection with the performance of the Wholesaler's obligations hereunder.

        (b)   The Wholesaler hereby covenants and agrees that under no circumstances will it solicit any selling agent identified in Exhibit 1 hereto or any selling agent which has been introduced to the Managing Owner by any other wholesaler or any Additional Selling Agent not introduced by Wholesaler (all of which selling agents are specifically excluded from the definition of "independent contractor firms") without the express written consent of the Managing Owner to do so.

        (c)   The Managing Owner agrees to not disclose the names or identity of Additional Selling Agents introduced by Wholesaler and/or their registered representatives to other commodity pool operators, investment sponsors or wholesaling distribution companies (other than affiliates of the Managing Owner.)

10.   Amendment

        The Managing Owner shall amend this Agreement as necessary, in the reasonable opinion of the Managing Owner, to comply with applicable law or the requirements of any regulatory or self-regulatory body. If Wholesaler does not agree to such amendment, notwithstanding the provisions of Subsections 8(a) hereof or any other provision herein to the contrary, the Managing Owner and the Trust or Wholesaler may terminate this Agreement with immediate effect by giving the other notice of termination.

11.   Additional Products

        At any time during the term of this Agreement, if the Managing Owner engages an Additional Selling Agent (initially introduced by Wholesaler) to distribute any investment product (including funds), other than the Trust, sponsored or advised by the Managing Owner, Wholesaler shall be deemed to be a wholesaler with respect to such Additional Selling Agent and such other product and shall be entitled to compensation, during the term of this Agreement, in an amount that reflects the same percentage of the total aggregate sales compensation paid in connection with sales of such other product by such Additional Selling Agent as that paid to Wholesaler hereunder in connection with sales of the Trust.

12.   Miscellaneous

        (a)   This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that a party hereto may not assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

        (b)   All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered or, when given by registered mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

        if to the Managing Owner or Trust:

    Millburn Ridgefield Corporation
    411 West Putnam Avenue
    Greenwich, Connecticut 06830

        if to the Wholesaler:

        (c)   This Agreement shall be governed by, and construed in accordance with, the law of the State of Connecticut without regard to the principles of choice of law thereof.

        (d)   All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

        (e)   This Agreement may be executed in counterparts, each such counterpart to be deemed an original, but which all together shall constitute one and the same instrument.

        (f)    This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing between or among any of the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

        (g)   The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

        (h)   If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any law, ruling, rule or regulation, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.

Very truly yours,
GLOBAL MACRO TRUST
By:	MILLBURN RIDGEFIELD CORPORATION, Managing Owner
By:
Name: Title:
MILLBURN RIDGEFIELD CORPORATION
By:
Name: Title:
CONFIRMED AND ACCEPTED
[WHOLESALER]
By:
Name: Title:

EXHIBIT 1

1.
Additional Selling Agents excluded from this agreement under Subsection 9(b):

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Global Macro Trust (A Delaware Business Trust) WHOLESALING AGREEMENT